Telenav Reports Third Quarter Fiscal 2019 Financial Results
Year-Over-Year Revenue Grew 14%; Billings Grew 18%
SANTA CLARA, Calif., - May 9, 2019 - Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based services, today released its financial results for the quarter ended Mar. 31, 2019, the third quarter of fiscal 2019. In connection with that announcement, the company also posted a quarterly letter to stockholders on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and letter to stockholders.
“On a year-over-year basis, we grew revenue and billings, reduced our quarterly net loss by more than $7 million to $(7.5) million, and achieved positive adjusted cash flow from operations, a non-GAAP measure, of more than $4 million during the third quarter of 2019,” said HP Jin, Chairman and CEO of Telenav. “Our financial performance reflects strong growth in our automotive business, our operating leverage and our strong product offering.”
Financial highlights for the third quarter ended Mar. 31, 2019

•	Total revenue for the third quarter of fiscal 2019 was $53.1 million, an increase of 14% compared with $46.4 million in the third quarter of fiscal 2018.

•	Billings for the third quarter of fiscal 2019 were $69.1 million, an increase of 18% compared with $58.7 million in the third quarter of fiscal 2018.

•
Gross profit was $23.4 million in the third quarter of fiscal 2019, an increase of 8% compared with $21.7 million in the third quarter of fiscal 2018. Automotive gross profit was $19.4 million in the third quarter of fiscal 2019, an increase of 12% compared with $17.3 million in the third quarter of fiscal 2018.

•	Net loss for the third quarter of fiscal 2019 was $(7.5) million, a 48% improvement compared with $(14.5) million for the third quarter of fiscal 2018.

•
Adjusted cash flow from operations (formerly referred to as adjusted EBITDA on billings) for the third quarter of fiscal 2019 was $4.2 million, an $8.3 million improvement compared with $(4.1) million in the third quarter of fiscal 2018.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $86.5 million as of Mar. 31, 2019, an increase of $0.6 million compared to the Dec. 31, 2018 balance of $85.9 million. This total represented cash, cash equivalents and short-term investments of $1.89 per share, based on 45.6 million shares of common stock outstanding as of Mar. 31, 2019. Telenav had no debt as of Mar. 31, 2019.

•	During the third quarter, the company repurchased 221,333 shares of its common stock in the open market at an average cost of $5.89 per share.

Recent Business Highlights

•
More than 1.3 million Telenav-equipped vehicles capable of connected services were deployed into the global market during the quarter ended Mar. 31, 2019, bringing the cumulative total to 13.3 million.

•	Telenav surpassed 22.7 million total auto units shipped with Telenav software and services.

•	Toyota launched Telenav's Scout GPS Link on the 2020 Corolla sedan.

Q4 Fiscal 2019 Business Outlook
For the fourth fiscal quarter ending Jun. 30, 2019, Telenav offers the following guidance.

•	Total revenue is expected to be $51 million to $54 million.

•	Billings are expected to be $64 million to $67 million.

•	Gross margin is expected to be approximately 45%.

•	Direct contribution margin from billings is expected to be approximately 45%.

•	Operating expenses are expected to be $31.5 million to $32.5 million.

•	Net loss is expected to be $(7.5) million to $(8.5) million.

•	Adjusted EBITDA loss is expected to be $(5) million to $(6) million.

•	Adjusted cash flow from operations is expected to be breakeven to $1 million.

•	Automotive revenue is expected to be $44 million to $47 million.

•	Advertising revenue is expected to be approximately $5 million.

•	Weighted average diluted shares outstanding is expected to be approximately 46.5 million.
Subject to anticipated volumes, take rates and timing of model expansion under Telenav’s various automobile manufacturer and tier one supplier programs, including the potential impact, if any, of our automotive manufacturer customers’ transition of their North American passenger car portfolio to trucks, SUVs and CUVs, and assuming no unforeseen impact from macroeconomic changes, Telenav anticipates that adjusted cash flow from operations will be positive for fiscal 2019.
The above information concerning guidance represents Telenav’s outlook only as of the date hereof and is subject to change as a result of amendments to material contracts, other changes in business conditions and other factors. Please refer to the disclosures under “Forward-Looking Statements” below. Telenav undertakes no obligation to update or revise any financial forecast or other forward-looking statements, as a result of new developments, or otherwise.
Conference Call and Quarterly Commentary
Telenav will host an investor conference call and live webcast on Thursday, May 9, 2019 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Management has posted its letter to stockholders in combination with this press release on its investor relations website in lieu of management providing remarks at the start of the conference call. Instead, management will respond to questions during the call. To listen to the webcast and view Telenav’s quarterly commentary, please visit Telenav’s investor relations website at http://investor.telenav.com. Listeners can also access the conference call by dialing 888-394-8218 (toll-free, domestic only) or 323-701-0225 (domestic and international toll) and entering pass code 5019653. A replay of the conference call will be available for two weeks beginning approximately two hours after the call’s completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 5019653.
ASC 606 Implementation
As reported previously, Telenav adopted ASC 606, Revenue from Contracts with Customers, effective July 1, 2018, utilizing the full retrospective transition method. All prior period amounts and disclosures set forth in this earnings release have been adjusted to comply with ASC 606. Under this accounting methodology, certain automotive royalty amounts earned are bifurcated when there exist various underlying obligations. Revenue is recognized upon fulfillment of the underlying obligation. Such various obligations related to earned royalties generally include an onboard navigation component recognized as revenue when each navigation unit is delivered and accepted, a connected services component recognized as revenue over the applicable service period, and a map update component recognized as revenue upon periodic delivery of the applicable map updates.
The adjustments required to transition to ASC 606 on July 1, 2018 resulted in $160.6 million of deferred revenue and $86.9 million of deferred costs originally reported on the company’s balance sheet as of June 30, 2018 being recorded instead as revenue and cost of revenue, respectively, in prior periods as adjusted. In addition, the adoption of ASC 606 required the company to capitalize an additional $4.2 million, net, of deferred development costs on its adjusted June 30, 2018 balance sheet, resulting in a net decrease in deferred costs of $82.7 million. The net impact of the company’s adoption of ASC 606 as of June 30, 2018 was an adjustment to decrease its accumulated deficit by $77.8 million. All prior period amounts have been adjusted to comply with ASC 606.
Use of Non-GAAP Financial Measures

Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, direct contribution from billings, direct contribution margin from billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted cash flow from operations and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. Direct contribution from billings reflects gross profit plus change in deferred revenue less change in deferred costs from the beginning to the end of the applicable period. Direct contribution margin from billings reflects direct contribution from billings divided by billings. Telenav has also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating its non-GAAP metric of billings. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings, direct contribution from billings and direct contribution margin from billings to be useful metrics for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. Telenav believes direct contribution from billings and direct contribution margin from billings are useful metrics because they reflect the impact of the contribution over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, direct contribution from billings and direct contribution margin from billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, direct contribution from billings and direct contribution margin from billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Accordingly, direct contribution from billings and direct contribution margin from billings do not include all costs associated with billings. Second, Telenav may calculate billings, direct contribution from billings, and direct contribution margin from billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When Telenav uses these measures, it attempts to compensate for these limitations by providing specific information regarding billings, direct contribution from billings and direct contribution margin from billings and how they relate to revenue, gross profit and gross margin calculated in accordance with GAAP.

Adjusted EBITDA measures net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies, deferred rent reversal and tenant improvement allowance recognition due to sublease termination, net of tax and goodwill impairment. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Goodwill impairment represents the impairment of all of the goodwill associated with our mobile navigation segment. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. Deferred rent reversal and tenant improvement allowance recognition represent the reversal of Telenav’s deferred rent liability and recognition of Telenav’s deferred tenant improvement allowance, as amortization of these amounts is no longer required due to the termination of the company’s Santa Clara facility sublease and subsequent entry into a new lease agreement with its landlord for this same facility effective September 2017.

Adjusted cash flow from operations measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Telenav believes adjusted cash flow from operations is a useful measure, especially in light of the impact it continues to expect on reported revenue for certain value-added offerings the company provides its customers, including map updates and the impact of future deliverables.

Adjusted EBITDA and adjusted cash flow from operations, while generally measures of profitability and the generation of cash, can also represent losses and the use of cash, respectively. Adjusted EBITDA and adjusted cash flow from operations are key measures used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA and adjusted cash flow from operations can provide a useful measure for period-to-period comparisons of Telenav’s core business. In addition, adjusted cash flow from operations is a key financial measure used by the compensation committee of Telenav’s board of directors in connection with the development of incentive-based compensation for Telenav’s executive officers and employees. Accordingly, Telenav believes that adjusted cash flow from operations generally provides useful information to investors and others in understanding and evaluating Telenav’s operating results in the same manner as its management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by (used in) its business after purchases of property and equipment.

In this press release, Telenav has provided guidance for the fourth quarter of fiscal 2019 on a non-GAAP basis for billings, direct contribution margin from billings, adjusted EBITDA and adjusted cash flow from operations. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision, which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net loss per diluted share and tax provision. Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: when and whether Telenav will be profitable; fluctuations in Telenav’s revenue and operating results; Telenav’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s recent announcement regarding the elimination of various sedans in North America and Europe over the near term and GM’s recent announcement regarding the elimination of various sedans in North America in the near term; Telenav’s ability to expand into the Chinese automotive navigation market; the impact of tariffs on sales of automobiles in the United States and other markets; the impact of the anticipated departure of the United Kingdom from the European Union on sales of automobiles in the United Kingdom and automotive supply chains; Telenav’s success in maintaining and extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford and GM; failure to comply with Telenav’s auto manufacturer and tier one contracts, such as failure to obtain ASPICE certification; Telenav’s ability to achieve additional design wins and the delivery dates of automobiles including Telenav’s products; adoption by vehicle purchasers of Scout GPS Link; Telenav’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue; reductions in demand for automobiles; potential impacts of automobile manufacturers and tier ones including competitive capabilities in their vehicles such as Apple’s CarPlay and Android Auto; its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; any failure to meet financial performance expectations of securities analysts or investors; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav’s ability to develop and support products including OpenStreetMap (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; Telenav’s reliance on its automobile manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-Q for the fiscal quarter ended December 31, 2018 and other filings with the U.S. Securities and Exchange Commission (“SEC”) including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expect.

ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. Fortune 500 advertisers and local advertisers can now reach millions of users with Telenav’s highly-targeted advertising platform. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.

Copyright 2019 Telenav, Inc. All Rights Reserved.
“Telenav,” “Scout,” “Thinknear” and the Telenav, Scout and Thinknear logos are registered trademarks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F
TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

-- Financial Tables Follow --

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	March 31, 2019	June 30, 2018 As Adjusted(1)
Assets
Current assets:
Cash and cash equivalents	$21,254	$17,117
Short-term investments	65,210	67,829
Accounts receivable, net of allowances of $12 and $17 at March 31, 2019 and June 30, 2018, respectively	57,829	46,188
Restricted cash	1,915	2,982
Deferred costs	15,385	11,759
Prepaid expenses and other current assets	3,635	3,867
Total current assets	165,228	149,742
Property and equipment, net	5,922	6,987
Deferred income taxes, non-current	655	867
Goodwill and intangible assets, net	30,261	31,046
Deferred costs, non-current	56,974	46,666
Other assets	3,398	2,372
Total assets	$262,438	$237,680
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$25,254	$13,008
Accrued expenses	36,672	38,803
Deferred revenue	28,462	20,714
Income taxes payable	382	221
Total current liabilities	90,770	72,746
Deferred rent, non-current	1,379	1,112
Deferred revenue, non-current	75,357	53,824
Other long-term liabilities	1,035	1,115
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 45,643 and 44,871 shares issued and outstanding at March 31, 2019 and June 30, 2018, respectively	46	45
Additional paid-in capital	172,997	167,895
Accumulated other comprehensive loss	(1,723)	(1,855)
Accumulated deficit	(77,423)	(57,202)
Total stockholders' equity	93,897	108,883
Total liabilities and stockholders’ equity	$262,438	$237,680

(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018 As Adjusted(1)	2019	2018 As Adjusted(1)
Revenue:
Product	$41,723	$34,455	$124,050	$120,754
Services	11,346	11,927	38,394	41,722
Total revenue	53,069	46,382	162,444	162,476
Cost of revenue:
Product	23,532	19,270	72,135	76,949
Services	6,095	5,397	20,445	19,299
Total cost of revenue	29,627	24,667	92,580	96,248
Gross profit	23,442	21,715	69,864	66,228
Operating expenses:
Research and development	20,508	22,018	59,701	64,098
Sales and marketing	5,265	5,654	14,135	15,854
General and administrative	5,523	5,618	16,694	16,343
Goodwill impairment	—	2,666	—	2,666
Legal settlements and contingencies	—	115	650	425
Total operating expenses	31,296	36,071	91,180	99,386
Loss from operations	(7,854)	(14,356)	(21,316)	(33,158)
Other income, net	581	229	2,703	400
Loss before provision for income taxes	(7,273)	(14,127)	(18,613)	(32,758)
Provision for income taxes	208	330	1,019	611
Net loss	$(7,481)	$(14,457)	$(19,632)	$(33,369)

Net loss per share:
Basic and diluted	$(0.16)	$(0.32)	$(0.43)	$(0.75)
Weighted average shares used in computing net loss per share:
Basic and diluted	45,585	44,637	45,347	44,396

(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended March 31,
	2019	2018 As Adjusted(1)
Operating activities
Net loss	$(19,632)	$(33,369)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,982	2,476
Deferred rent reversal due to lease termination	—	(538)
Tenant improvement allowance recognition due to lease termination	—	(582)
Accretion of net premium on short-term investments	(15)	156
Stock-based compensation expense	6,291	7,614
Goodwill impairment	—	2,666
Unrealized gain on non-marketable equity investments	(1,260)	—
Loss (gain) on disposal of property and equipment	(4)	13
Bad debt expense	4	(17)
Changes in operating assets and liabilities:
Accounts receivable	(11,645)	6,706
Deferred income taxes	195	(68)
Income taxes receivable	—	2
Deferred costs	(13,934)	(21,387)
Prepaid expenses and other current assets	230	177
Other assets	36	(614)
Trade accounts payable	12,290	11,398
Accrued expenses and other liabilities	(2,426)	(12,082)
Income taxes payable	160	64
Deferred rent	483	1,145
Deferred revenue	29,281	32,162
Net cash provided by (used in) operating activities	3,036	(4,078)
Investing activities
Purchases of property and equipment	(957)	(4,572)
Purchases of short-term investments	(31,044)	(42,849)
Proceeds from sales and maturities of short-term investments	34,214	48,690
Net cash provided by investing activities	2,213	1,269
Financing activities
Proceeds from exercise of stock options	1,356	463
Tax withholdings related to net share settlements of restricted stock units	(1,831)	(2,052)
Repurchase of common stock	(1,303)	—
Net cash used in financing activities	(1,778)	(1,589)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(401)	956
Net increase (decrease) in cash, cash equivalents and restricted cash	3,070	(3,442)
Cash, cash equivalents and restricted cash, at beginning of period	20,099	24,158
Cash, cash equivalents and restricted cash, at end of period	$23,169	$20,716
Supplemental disclosure of cash flow information
Income taxes paid, net	$730	$803
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$21,254	$17,509
Restricted cash	1,915	3,207
Total cash, cash equivalents and restricted cash	$23,169	$20,716

(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018 As Adjusted(1)	2019	2018 As Adjusted(1)
Automotive
Revenue	$46,015	$38,367	$137,019	$130,865
Cost of revenue	26,629	21,063	81,327	81,787
Gross profit	$19,386	$17,304	$55,692	$49,078
Gross margin	42%	45%	41%	38%
Advertising
Revenue	$4,529	$4,811	$17,492	$21,168
Cost of revenue	2,178	2,174	8,684	9,988
Gross profit	$2,351	$2,637	$8,808	$11,180
Gross margin	52%	55%	50%	53%
Mobile Navigation
Revenue	$2,525	$3,204	$7,933	$10,443
Cost of revenue	820	1,430	2,569	4,473
Gross profit	$1,705	$1,774	$5,364	$5,970
Gross margin	68%	55%	68%	57%
Total
Revenue	$53,069	$46,382	$162,444	$162,476
Cost of revenue	29,627	24,667	92,580	96,248
Gross profit	$23,442	$21,715	$69,864	$66,228
Gross margin	44%	47%	43%	41%
(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Automotive
Revenue	$46,015	$38,367	$137,019	$130,865
Adjustments:
Change in deferred revenue	16,072	12,297	29,396	32,388
Billings	$62,087	$50,664	$166,415	$163,253
Advertising
Revenue	$4,529	$4,811	$17,492	$21,168
Adjustments:
Change in deferred revenue	—	—	—	—
Billings	$4,529	$4,811	$17,492	$21,168
Mobile Navigation
Revenue	$2,525	$3,204	$7,933	$10,443
Adjustments:
Change in deferred revenue	(25)	25	(115)	(226)
Billings	$2,500	$3,229	$7,818	$10,217
Total
Revenue	$53,069	$46,382	$162,444	$162,476
Adjustments:
Change in deferred revenue	16,047	12,322	29,281	32,162
Billings	$69,116	$58,704	$191,725	$194,638

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended March 31, 2019
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$103,397	$—	$422	$103,819
Deferred revenue, December 31	87,325	—	447	87,772
Change in deferred revenue	$16,072	$—	$(25)	$16,047

Deferred costs, March 31	$72,359	$—	$—	$72,359
Deferred costs, December 31	65,465	—	—	65,465
Change in deferred costs	$6,894	$—	$—	$6,894

	Three Months Ended March 31, 2018
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$70,618	$—	$658	$71,276
Deferred revenue, December 31	58,321	—	633	58,954
Change in deferred revenue	$12,297	$—	$25	$12,322

Deferred costs, March 31	$56,813	$—	$—	$56,813
Deferred costs, December 31	48,724	—	—	48,724
Change in deferred costs	$8,089	$—	$—	$8,089

	Nine Months Ended March 31, 2019
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$103,397	$—	$422	$103,819
Deferred revenue, June 30	74,001	—	537	74,538
Change in deferred revenue	$29,396	$—	$(115)	$29,281

Deferred costs, March 31	$72,359	$—	$—	$72,359
Deferred costs, June 30	58,425	—	—	58,425
Change in deferred costs	$13,934	$—	$—	$13,934

	Nine Months Ended March 31, 2018
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, March 31	$70,618	$—	$658	$71,276
Deferred revenue, June 30	38,230	—	884	39,114
Change in deferred revenue	$32,388	$—	$(226)	$32,162

Deferred costs, March 31	$56,813	$—	$—	$56,813
Deferred costs, June 30	35,426	—	—	35,426
Change in deferred costs	$21,387	$—	$—	$21,387

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)
Reconciliation of Gross Profit to Direct Contribution from Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Automotive
Gross profit	$19,386	$17,304	$55,692	$49,078
Gross margin	42%	45%	41%	38%
Adjustments to gross profit:
Change in deferred revenue	16,072	12,297	29,396	32,388
Change in deferred costs(1)	(6,894)	(8,089)	(13,934)	(21,387)
Net change	9,178	4,208	15,462	11,001
Direct contribution from billings(1)	$28,564	$21,512	$71,154	$60,079
Direct contribution margin from billings(1)	46%	42%	43%	37%

Advertising
Gross profit	$2,351	$2,637	$8,808	$11,180
Gross margin	52%	55%	50%	53%
Adjustments to gross profit:
Change in deferred revenue	—	—	—	—
Change in deferred costs	—	—	—	—
Net change	—	—	—	—
Direct contribution from billings	$2,351	$2,637	$8,808	$11,180
Direct contribution margin from billings	52%	55%	50%	53%

Mobile Navigation
Gross profit	$1,705	$1,774	$5,364	$5,970
Gross margin	68%	55%	68%	57%
Adjustments to gross profit:
Change in deferred revenue	(25)	25	(115)	(226)
Change in deferred costs	—	—	—	—
Net change	(25)	25	(115)	(226)
Direct contribution from billings	$1,680	$1,799	$5,249	$5,744
Direct contribution margin from billings	67%	56%	67%	56%

Total
Gross profit	$23,442	$21,715	$69,864	$66,228
Gross margin	44%	47%	43%	41%
Adjustments to gross profit:
Change in deferred revenue	16,047	12,322	29,281	32,162
Change in deferred costs(1)	(6,894)	(8,089)	(13,934)	(21,387)
Net change	9,153	4,233	15,347	10,775
Direct contribution from billings(1)	$32,595	$25,948	$85,211	$77,003
Direct contribution margin from billings(1)	47%	44%	44%	40%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Accordingly, direct contribution from billings and direct contribution margin from billings do not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted Cash Flow from Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net loss	$(7,481)	$(14,457)	$(19,632)	$(33,369)
Adjustments:
Goodwill impairment	—	2,666	—	2,666
Legal settlements and contingencies	—	115	650	425
Deferred rent reversal due to lease termination	—	—	—	(538)
Tenant improvement allowance recognition due to lease termination	—	—	—	(582)
Stock-based compensation expense	1,907	2,246	6,291	7,614
Depreciation and amortization expense	966	963	2,982	2,476
Other income, net	(581)	(229)	(2,703)	(400)
Provision for income taxes	208	330	1,019	611
Adjusted EBITDA	(4,981)	(8,366)	(11,393)	(21,097)
Change in deferred revenue	16,047	12,322	29,281	32,162
Change in deferred costs(1)	(6,894)	(8,089)	(13,934)	(21,387)
Adjusted cash flow from operations(1)	$4,172	$(4,133)	$3,954	$(10,322)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Accordingly, adjusted cash flow from operations does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net loss	$(7,481)	$(14,457)	$(19,632)	$(33,369)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in deferred revenue (1)	16,047	12,322	29,281	32,162
Change in deferred costs (2)	(6,894)	(8,089)	(13,934)	(21,387)
Changes in other operating assets and liabilities	(4,140)	3,420	(677)	6,728
Other adjustments (3)	2,863	5,871	7,998	11,788
Net cash provided by (used in) operating activities	395	(933)	3,036	(4,078)
Less: Purchases of property and equipment	(511)	(1,222)	(957)	(4,572)
Free cash flow	$(116)	$(2,155)	$2,079	$(8,650)

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Telenav, Inc.
Summarized Financial Information Depicting the Impact of ASC 606
(in thousands, except per share amounts)
(unaudited)

	As of June 30, 2018
	As Reported Form 10-K	Adjustments	As Adjusted
Assets
Deferred costs	$31,888	$(20,129)	$11,759
Deferred costs, non-current	109,269	(62,603)	46,666
Total assets	320,412	(82,732)	237,680
Liabilities and stockholders' equity
Deferred revenue	52,871	(32,157)	20,714
Deferred revenue, non-current	182,236	(128,412)	53,824
Accumulated deficit	(135,042)	77,840	(57,202)
Total liabilities and stockholders' equity	320,412	(82,732)	237,680

	Three Months Ended March 31, 2018			Nine Months Ended March 31, 2018
	As Reported Mar. 31, 2018 Form 10-Q	Adjustments	As Adjusted	As Reported Mar. 31, 2018 Form 10-Q	Adjustments	As Adjusted
Revenue
Product	$4,014	$30,441	$34,455	$53,285	$67,469	$120,754
Services	9,809	2,118	11,927	36,276	5,446	41,722
Total revenue	13,823	32,559	46,382	89,561	72,915	162,476
Cost of revenue
Product	3,105	16,165	19,270	32,832	44,117	76,949
Services	5,115	282	5,397	18,546	753	19,299
Total cost of revenue	8,220	16,447	24,667	51,378	44,870	96,248
Gross profit	5,603	16,112	21,715	38,183	28,045	66,228
Operating expenses
Research and development	22,212	(194)	22,018	65,197	(1,099)	64,098
Total operating expenses	36,265	(194)	36,071	100,485	(1,099)	99,386
Loss from operations	(30,662)	16,306	(14,356)	(62,302)	29,144	(33,158)
Net loss	(30,763)	16,306	(14,457)	(62,513)	29,144	(33,369)
Net loss per share, basic and diluted	$(0.69)	$0.37	$(0.32)	$(1.41)	$0.66	$(0.75)